                                                                     Exhibit 4.4


                              EVERGREEN SOLAR, INC.

                4.375% CONVERTIBLE SUBORDINATED NOTES DUE 2012


                                    INDENTURE

                            DATED AS OF JUNE 29, 2005


                         U.S. BANK NATIONAL ASSOCIATION
                                   AS TRUSTEE

                              CROSS-REFERENCE TABLE

TRUST INDENTURE
ACT SECTION                              INDENTURE SECTION
310(a)(1)                                5.10
(a)(2)                                   5.10
(a)(3)                                   N/A
(a)(4)                                   N/A
(a)(5)                                   N/A
(b)                                      5.10, 5.8, 15.2
(c)                                      N/A
311(a)                                   5.11
(b)                                      5.11
(c)                                      N/A
312(a)                                   2.5
(b)                                      15.3
(c)                                      15.3
313(a)                                   5.6
(b)                                      5.6
(c)                                      5.6, 15.2
(d)                                      5.6
314(a)                                   9.3
(a)(4)                                   9.3, 9.4, 15.6
(b)                                      N/A
(c)(1)                                   15.5
(c)(2)                                   15.5
(c)(3)                                   N/A
(d)                                      N/A
(e)                                      15.6
(f)                                      N/A
315(a)                                   5.1(b)
(b)                                      5.5, 15.2
(c)                                      5.1(a)
(d)                                      5.1(c)
(e)                                      4.14
316(a)(last sentence)                    2.9
(a)(1)(A)                                4.5
(a)(1)(B)                                4.4
(a)(2)                                   N/A
(b)                                      4.7
(c)                                      7.4
317(a)(1)                                4.8
(a)(2)                                   4.9
(b)                                      2.4
318(a)                                   15.1
(b)                                      N/A
(c)                                      15.1

"N/A" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Definitions and Incorporation by Reference................................ 1
   1.1   Definitions......................................................... 1
   1.2   Incorporation by Reference Of Trust Indenture Act................... 8
   1.3   Rules Of Construction............................................... 9

2. The Notes................................................................. 9
   2.1   Form And Dating..................................................... 9
   2.2   Execution and Authentication....................................... 10
   2.3   Registrar, Paying Agent and Conversion Agent....................... 11
   2.4   Paying Agent to Hold Money in Trust................................ 11
   2.5   Holder Lists....................................................... 12
   2.6   Transfer and Exchange.............................................. 12
   2.7   Replacement Notes.................................................. 12
   2.8   Outstanding Notes.................................................. 13
   2.9   Notes Held by the Company or an Affiliate.......................... 13
   2.10  Temporary Notes.................................................... 13
   2.11  Cancellation....................................................... 13
   2.12  Defaulted Interest................................................. 13
   2.13  Cusip Numbers...................................................... 14
   2.14  Deposit of Moneys.................................................. 14
   2.15  Book-Entry Provisions for Global Notes............................. 14
   2.16  Special Transfer Provisions........................................ 15
   2.17  Restrictive Securities Legends..................................... 16

3. Satisfaction And Discharge............................................... 16
   3.1   Satisfaction And Discharge Of Indenture............................ 16
   3.2   Deposited Monies To Be Held In Trust............................... 17
   3.3   Return Of Unclaimed Monies......................................... 17

4. Defaults And Remedies.................................................... 17
   4.1   Events Of Default.................................................. 17
   4.2   Acceleration Of Maturity; Rescission And Annulment................. 18
   4.3   Other Remedies..................................................... 19
   4.4   Waiver Of Past Defaults............................................ 19
   4.5   Control By Majority................................................ 20
   4.6   Limitation On Suit................................................. 20
   4.7   Unconditional Right Of Holders To Receive Payment.................. 20
   4.8   Collection Of Indebtedness And Suits For Enforcement By The
         Trustee............................................................ 21
   4.9   Trustee May File Proofs Of Claim................................... 21
   4.10  Restoration Of Rights And Remedies................................. 22
   4.11  Rights And Remedies Cumulative..................................... 22
   4.12  Delay Or Omission Not Waiver....................................... 22
   4.13  Application Of Money Collected..................................... 22
   4.14  Undertaking For Costs.............................................. 22
   4.15  Waiver Of Stay Or Extension Laws................................... 23

5. The Trustee.............................................................. 23
   5.1   Duties Of Trustee.................................................. 23
   5.2   Rights Of Trustee.................................................. 24
   5.3   Individual Rights Of Trustee....................................... 25
   5.4   Trustee's Disclaimer............................................... 25
   5.5   Notice Of Defaults................................................. 25

   5.6   Reports By Trustee To Holders...................................... 25
   5.7   Compensation And Indemnity......................................... 25
   5.8   Replacement Of Trustee............................................. 26
   5.9   Successor Trustee By Merger, Etc................................... 27
   5.10  Eligibility; Disqualification...................................... 27
   5.11  Preferential Collection Of Claims Against The Company.............. 27

6. Consolidation, Merger, Conveyance, Transfer Or Lease..................... 27
   6.1   Company May Consolidate, Etc. Only On Certain Terms................ 27
   6.2   Successor Corporation Substituted.................................. 27

7. Amendments, Supplements And Waivers...................................... 28
   7.1   Without Consent Of Holders Of Notes................................ 28
   7.2   With Consent Of Holders Of Notes................................... 28
   7.3   Compliance With Trust Indenture Act................................ 29
   7.4   Revocation Of Consents And Effect Of Consents Or Votes............. 29
   7.5   Notation On Or Exchange Of Notes................................... 30
   7.6   Trustee To Sign Amendment, Etc..................................... 30

8. Meeting Of Holders Of Notes.............................................. 30
   8.1   Purposes For Which Meetings May Be Called.......................... 30
   8.2   Call Notice And Place Of Meetings.................................. 31
   8.3   Persons Entitled To Vote At Meetings............................... 31
   8.4   Quorum; Action..................................................... 31
   8.5   Determination of Voting Rights; Conduct and Adjournment of
         Meetings........................................................... 31
   8.6   Counting Votes And Recording Action Of Meetings.................... 32

9. Covenants................................................................ 32
   9.1   Payment Of Notes................................................... 32
   9.2   Maintenance Of Office Or Agency.................................... 33
   9.3   Reports............................................................ 33
   9.4   Compliance Certificate............................................. 33
   9.5   Stay, Extension And Usury Laws..................................... 33
   9.6   Corporate Existence................................................ 34
   9.7   Notice Of Default.................................................. 34

10. Make Whole Premium.......................................................34

   10.1  Make Whole Premium................................................. 34
   10.2  Company's Option to Provide for Conversion into Shares of
         Acquiror in Lieu of Make Whole Premium............................. 36
   10.3  Adjustments Relating To Make Whole Premium......................... 36

11. Redemption Of Notes..................................................... 37
   11.1  Optional Redemption................................................ 37
   11.2  Notice To Trustee.................................................. 37
   11.3  Selection Of Notes To Be Redeemed.................................. 37
   11.4  Notice Of Redemption............................................... 38
   11.5  Effect Of Notices Of Redemption.................................... 38
   11.6  Deposit Of Redemption Price........................................ 39
   11.7  Notes Redeemed In Part............................................. 39
   11.8  Conversion Arrangement On Call For Redemption...................... 39

12. Repurchase Of Notes..................................................... 40
   12.1  Repurchase At The Option Of The Holder Upon A Designated Event..... 40
   12.2  Company's Right To Elect Manner Of Payment Of Repurchase Price
         Upon the Occurrence of a Change in Control......................... 40

   12.3  Notice Of Optional Repurchase To Be Provided By The Company........ 42
   12.4  Notice Of Withdrawal............................................... 43
   12.5  Payment Of The Repurchase Price.................................... 43

13. Conversion Of Notes..................................................... 44
   13.1  Conversion Right And Conversion Price.............................. 44
   13.2  Exercise Of Conversion Right....................................... 44
   13.3  Fractions Of Shares................................................ 46
   13.4  Adjustment Of Conversion Rate...................................... 46
   13.5  Notice Of Adjustments Of Conversion Price.......................... 53
   13.6  Notice Prior To Certain Actions.................................... 53
   13.7  Company to Reserve Common Stock.................................... 54
   13.8  Taxes On Conversions............................................... 54
   13.9  Covenant As To Common Stock........................................ 54
   13.10 Cancellation Of Converted Notes.................................... 54
   13.11 Effect Of Reclassification, Consolidation, Merger Or Sale.......... 54
   13.12 Responsibility Of Trustee For Conversion Provisions................ 55

14. Subordination Of Notes.................................................. 56
   14.1  Notes Subordinated To Senior Debt.................................. 56
   14.2  Subrogation........................................................ 57
   14.3  Obligation of the Company is Absolute and Unconditional............ 58
   14.4  Maturity of or Default on Senior Debt.............................. 58
   14.5  Payments on Notes Permitted........................................ 58
   14.6  Effectuation of Subordination by Trustee........................... 58
   14.7  Knowledge of Trustee............................................... 58
   14.8  Trustee's Relation to Senior Debt.................................. 59
   14.9  Rights of Holders of Senior Debt Not Impaired...................... 59
   14.10 Modification of Terms of Senior Debt............................... 59
   14.11 Certain Conversions Not Deemed Payment............................. 59

15. Other Provisions Of General Application................................. 60
   15.1  Trust Indenture Act Controls....................................... 60
   15.2  Notices............................................................ 60
   15.3  Communication By Holders With Other Holders........................ 61
   15.4  Acts Of Holders Of Notes........................................... 61
   15.5  Certificate And Opinion As To Conditions Precedent................. 61
   15.6  Statements Required In Certificate Or Opinion...................... 62
   15.7  Effect Of Headings And Table Of Contents........................... 62
   15.8  Successors And Assigns............................................. 62
   15.9  Separability Clause................................................ 62
   15.10 Benefits Of Indenture.............................................. 63
   15.11 Governing Law...................................................... 63
   15.12 Counterparts....................................................... 63
   15.13 Legal Holidays..................................................... 63
   15.14 Recourse Against Others............................................ 63



EXHIBIT A   FORM OF NOTE................................................... A-1
EXHIBIT B-1 RESTRICTIVE SECURITIES LEGEND FOR NOTES........................ B-1
EXHIBIT B-2 RESTRICTIVE SECURITIES LEGEND FOR COMMON STOCK................. B-2
EXHIBIT B-3 GLOBAL NOTE LEGEND............................................. B-3
EXHIBIT C   FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION
            STATEMENT...................................................... C-1

                                                                  EXECUTION COPY

      INDENTURE dated as of June 29, 2005 among EVERGREEN SOLAR, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 138 Bartlett Street, Marlboro, Massachusetts (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

      The Company has duly authorized the creation of an issue of its 4.375% Convertible Subordinated Notes due 2012 ("Notes"), in substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

      All things necessary to make (i) the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.

1.    DEFINITIONS AND INCORPORATION BY REFERENCE

  1.1   DEFINITIONS.

      "Acquiror" means, in a transaction that is a Change in Control, the entity that acquires the Company.

      "Act of the Holders" when used with respect to any Holder of a Note, has the meaning specified in Section 15.4(a).

      "Additional Interest" has the meaning specified in the Registration Rights Agreement.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

      "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

      "Board of Directors" means either the board of directors of the Company or any committee of such board empowered to act for it with respect to this Indenture.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company duly adopted by such Board of Directors and in full force and effect on the date of such certification and delivered to the Trustee.

      "Business Day," when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) in common stock (or other ordinary shares or other common equity interests or American Depository Shares or similar instruments representing interests therein) of such Person, whether now outstanding or issued after the date of this Indenture.

      "Change in Control" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, binding share exchange, combination, reclassification or recapitalization or otherwise) in connection with which 50% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration that is not at least 90% common stock (or ordinary shares or other common equity interest or American Depository Shares or similar instruments representing interests thereon) that is listed on, or immediately after the transaction or event will be listed on, a U.S. national securities exchange or is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar U.S. system of automated dissemination of quotations of securities prices.

      "Closing Price" of any security on any date of determination means:

            (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

            (2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

            (3) if such security is not so listed on a U.S. national or regional securities exchange, the last reported sale price as reported by the Nasdaq National Market;

            (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

            (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

      "Common Stock" means shares of the common stock, par value $0.01, of the Company existing on the date of this Indenture or as such stock may be constituted from time to time. However, subject to the provisions of Section 13.11, shares issuable on conversion or repurchase of Notes shall include only shares of the class designated as Common Stock, par value $0.01 per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Company" means the corporation named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

      "Company Notice" has the meaning specified in Section 12.3.

      "Consideration Date" has the meaning specified in Section 10.1.

      "Conversion Agent" has the meaning specified in Section 2.3.

      "Conversion Date" has the meaning specified in Section 13.2.

      "Conversion Notice" has the meaning specified in Section 13.2.

      "Conversion Price" has the meaning specified in Section 13.1.

      "Conversion Rate" has the meaning specified in Section 13.1.

      "Corporate Trust Office" means the office at which the trust administered by this Indenture is administered, which office at the date of this Indenture is located at U.S. Bank National Association at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Evergreen Solar 4.375% Convertible Subordinated Notes due 2012), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, and for purposes of Section 9.2 shall be U.S. Bank Trust National Association, an Affiliate of the Trustee, at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services.

      "Current Market Price" has the meaning specified in Section 13.4(g).

      "Default" means an event that is, or after notice or lapse of time or both would be, an Event of Default.

      "Defaulted Interest" has the meaning specified in Section 2.12.

      "Defaulted Interest Special Record Date" has the meaning specified in
Section 2.12.

      "Depositary" means The Depository Trust Company, its nominees and their respective successors.

      "Designated Event" means a Change in Control or a Termination of Trading.

      "Designated Senior Debt" means Senior Debt of the Company under the Senior Bank Facility and other Senior Debt of the Company that, at the date of determination, has an aggregate amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $5 million and is specifically designated in the instrument, agreement or other document evidencing or governing that Senior Debt or in another writing as "Designated Senior Debt" for purposes of this Indenture (provided, however, that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

      "Dollar," "U.S. Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

      "Effective Date" has the meaning specified in Section 10.1.

      "Event of Default" has the meaning specified in Section 4.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Expiration Time" has the meaning specified in Section 13.4(f).

      "fair market value" has the meaning set forth in Section 13.4(g).

      "Global Note" has the meaning specified in Section 2.1(e).

      "Holder" means the Person in whose name the Note is registered in the Register.

      "Indebtedness," when used with respect to any Person, and without duplication means:

            (1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

            (2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

            (3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

            (4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

            (5) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through
      (4);

            (6) any indebtedness or other obligations described in clauses (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

            (7) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6).

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are deemed to be a part hereof.

      "Initial Purchasers" means SG Cowen & Co., LLC, First Albany Capital Inc. and Merriman Curhan Ford & Co.

      "Interest Payment Date" means each July 1 and January 1, beginning January 1, 2006.

      "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

      "junior securities" has the meaning specified in Section 14.11(c).

      "Majority Owner" means a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of another Person's Capital Stock that are entitled to vote generally in the election of directors.

      "Make Whole Premium" has the meaning specified in Section 10.1.

      "Make Whole Shares Cap" has the meaning specified in Section 10.1.

      "Make Whole Table" has the meaning specified in Section 10.1.

      "Market Price" means the Closing Price of the Common Stock on the third Business Day prior to the applicable Repurchase Date (or, if such third Business Day prior to the applicable Repurchase Date is not a Trading Day, then on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on such day and ending on the Repurchase Date, of any event that would result in an adjustment to the Conversion Rate, as described in Section 13.4.

      "Maturity" means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at its stated maturity or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or otherwise.

      "Maturity Date" has the meaning specified in Section 2.1(b).

      "Nasdaq National Market" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

      "Nasdaq SmallCap Market" means the National Association of Securities Dealers Automated Quotation SmallCap Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

      "Non-Electing Share" has the meaning specified in Section 13.11.

      "Notes" has the meaning specified in the first paragraph under the caption "Recitals of the Company."

      "Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or Assistant Secretary of the Company.

      "Officers' Certificate" means a certificate from the Company delivered to the Trustee and signed by its (a) Chairman, Vice Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President and (b) Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel to, or a director or employee of, the Company, reasonably acceptable to the Trustee.

      "Optional Redemption" has the meaning specified in Section 11.1(b).

      "Order" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President, and delivered to the Trustee.

      "Participants" has the meaning specified in Section 2.15(a).

      "Paying Agent" has the meaning specified in Section 2.3.

      "Payment Blockage Notice" has the meaning specified in Section 14.1.

      "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, estate or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.

      "Physical Notes" has the meaning specified in Section 2.1(f).

      "Place of Conversion" means any city in which any Conversion Agent is located.

      "Place of Payment" means any city in which any Paying Agent is located.

      "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

      "Public Acquiror Change in Control" means any event constituting a Change in Control in which the acquiror has a class of common stock (or ordinary shares or other common equity interests or American Depository Shares or similar instruments representing interests thereon) that is listed on any U.S. national securities exchange or approved for quotation on the Nasdaq National Market, or that will be so listed or approved when issued or exchanged in connection with such Change in Control (the "Public Acquiror Common Stock"). If an acquiror does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquiror Common Stock if a corporation that directly or indirectly is the Majority Owner of such acquiror has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquiror Common Stock shall refer to such class of common stock.

      "Public Acquiror Common Stock" has the meaning assigned to it in the definition of Public Acquiror Change in Control.

      "Purchased Shares" has the meaning specified in Section 13.4(f).

      "Purchasers" has the meaning specified in Section 11.8.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Record Date" means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of Section 13.4, Record Date has the meaning specified in 13.4(g).

      "Redemption Date" when used with respect to any Note to be redeemed pursuant to Section 11.1, means the date fixed for an Optional Redemption by or pursuant to this Indenture.

      "Redemption Price" has the meaning specified in Section 11.1(b).

      "Reference Period" has the meaning specified in Section 13.4(d).

      "Register" has the meaning specified in Section 2.5.

      "Registrar" has the meaning specified in Section 2.3.

      "Registration Default" has the meaning specified in the Registration Rights Agreement.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 29, 2005 between the Company and the Initial Purchasers.

      "Regular Record Date" for the interest payable on the Notes (including Additional Interest, if any) means the close of business on the June 15 or November 15 (whether or not a Business Day), as the case may be, preceding an Interest Payment Date.

      "Repurchase Date" has the meaning specified in Section 12.1.

      "Repurchase Notice" has the meaning specified in Section 12.1.

      "Repurchase Price" has the meaning specified in Section 12.1.

      "Repurchase Right" has the meaning specified in Section 12.1.

      "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Restricted Security" means a Note (or Common Stock into which such Note has been converted) required to bear the Restrictive Securities Legend set forth in Exhibit B-1 or Exhibit B-2, as applicable, of this Indenture.

      "Restrictive Securities Legend" has the meaning specified in Section 2.17(a).

      "Rule 144" means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

      "Rule 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

      "SEC" means the Securities and Exchange Commission or any successor thereto.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Bank Facility" means the Loan and Security Agreement dated August 26, 2004 between the Company and Silicon Valley Bank (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing).

      "Senior Debt" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, in each case whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for (a) any particular Indebtedness in respect of which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is pari passu or junior to the Securities, (b) any Indebtedness between or among the Company or any of its Subsidiaries, or any of the Company's Affiliates and (c) the Notes. The term "Senior Debt" shall include, without limitation, all Designated Senior Debt..

      "Share Price" has the meaning specified in Section 10.1.

      "Share Price Cap" has the meaning specified in Section 10.1.

      "Share Price Threshold" has the meaning specified in Section 10.1.

      "Shelf Registration Statement" has the meaning specified in the Registration Rights Agreement.

      "Significant Subsidiary" has the meaning specified in Rule 1-02(w) under Regulation S-X under the Securities Act.

      "Special Record Date" has the meaning specified in Section 7.4.

      "Subsidiary" means a corporation more than 50% of the outstanding Voting Shares of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

      "Successor Company" has the meaning specified in Section 6.1.

      "Termination of Trading" means the Common Stock (or, if applicable, the Public Acquiror Common Stock) is neither listed for trading on a U.S. national securities exchange nor approved for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market or any similar U.S. system of automated dissemination of quotations of securities prices.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 67aaa-77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

      "Trading Day" means:

            (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security is open for business;

            (2) if the applicable security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, a day on which trades may be made thereon; or

            (3) if the applicable security is not so listed, admitted for trading or quoted, any day on which the applicable security is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such security are available.

      "Transfer Agent" means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes.

      "Trigger Event" has the meaning specified in Section 13.4(d).

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Vice President" means any vice president of a corporation, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Shares" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

      "Withdrawal Notice" has the meaning specified in Section 12.4.

  1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security holder" means a Holder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

  1.3 RULES OF CONSTRUCTION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

      (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder;

      (c) the word "or" shall not be exclusive;

      (d) any item or list of items set forth following the word "including," "include" or "includes" herein is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are "included" are limited to such item or items similar to such items; and

      (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

2.    THE NOTES

  2.1   FORM AND DATING.

      (a) The Notes shall be known and designated as the "4.375% Convertible Subordinated Notes due 2012" of the Company. The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is limited to $90,000,00, except as provided in (i) Section 2.7(c) or (ii) Section 2.2(d).

      (b) The Notes shall mature on July 1, 2012 (the "Maturity Date").

      (c) Interest shall accrue at a rate of 4.375% per annum on the principal amount of the Notes from June 29, 2005 or from the most recent date to which interest has been paid until the principal of the Notes is paid or made available for payment pursuant to the terms of this Indenture. Interest shall be payable semiannually in arrears on July 1 and January 1 in each year, commencing January 1, 2006. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Except as provided in the next succeeding paragraph, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into shares of Common Stock on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted into shares of Common Stock the number of shares issuable upon conversion, together with a cash payment, if any, in lieu of a fractional share, the Company shall be deemed to have satisfied its obligation with respect to such Note. Accordingly, accrued but unpaid interest shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

      If a Holder of any Note converts such Note after a Regular Record Date but prior to the corresponding Interest Payment Date, the Holder of record on such Regular Record Date shall be entitled to receive on such Interest Payment Date interest accrued (including Additional Interest, if any) and paid on such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on such Interest Payment Date. However, in the event that (i) overdue interest, if any, exists at the time of conversion with respect to such Note or (ii) the Company calls any Notes for redemption or the Company has specified a Repurchase Date for a Note on a Redemption Date or Repurchase Date that is after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, and prior to such Redemption Date or Repurchase Date a Holder of any Note chooses to convert such Note, then such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on such Interest Payment Date (in the case of (i) above, only to the extent of such overdue interest).

      Principal of, and premium, if any, and interest on, Global Notes shall be payable to the Depositary in immediately available funds.

      Principal and premium, if any, and interest on maturity, on Physical Notes shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes (other than at maturity) will be payable (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, by wire transfer in immediately available funds.

      (d) The Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

      (e) The Notes are being offered and sold in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibit B-1 and B-3. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, however, that in no event shall the aggregate principal amount of the Global Note or Notes exceed $90,000,000, except as provided in (i)
      Section 2.7(c) or (ii) Section 2.2(d).

      (f) Notes issued in exchange for interests in a Global Note pursuant to
      Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes") and, if applicable, bearing any legends required by
      Section 2.17.

  2.2   EXECUTION AND AUTHENTICATION.

      (a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

      (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

      (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      (d) Upon an Order of the Company signed by one Officer, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of $90,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.2(d). Upon receipt by the Trustee of an Officer's Certificate of the Company stating that additional notes, which may be an unlimited aggregate principal amount, will be issued after the initial issue date of the Notes that have the same terms and "CUSIP" numbers as the Notes and, based on an Opinion of Counsel, are of the same class with the other Notes for U.S. federal income tax purposes, the Trustee shall authenticate and deliver such specified principal amount of such additional Notes to or upon the Order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee not later than the proposed date for delivery of such additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $90,000,000, except as provided above or in Section 2.7(c).

      (e) Upon an Order of the Company signed by two Officers of the Company, the Trustee shall authenticate Notes not bearing the Restrictive Securities Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in
      Section 2.16(c).

      (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

      (g) The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

  2.3   REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

      (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Conversion Agent" includes any additional conversion agent.

      (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

      (c) The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

  2.4   PAYING AGENT TO HOLD MONEY IN TRUST.

      Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon payment over to the Trustee, the Paying

      Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

  2.5 HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the "Register"). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may reasonably request in writing the Register.

  2.6   TRANSFER AND EXCHANGE.

      (a) Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (i) to issue, authenticate, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Article 11 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

      (b) No service charge shall be made for any transfer, exchange or conversion of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.10, 11.1, 11.5, 12.1 or 13.2 not involving any transfer.

  2.7   REPLACEMENT NOTES.

      (a) If the Holder claims that the Note has been mutilated, lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met and, in the case of a mutilated Note, such mutilated Note is surrendered to the Trustee. In the case of lost, destroyed or stolen Notes, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to replacing a Note and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

      (b) In case any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note when due.

      (c) Every replacement Note is an additional obligation of the Company only as provided in Section 2.8.

      (d) The provisions of this Section 2.7 are exclusive and shall preclude (to the lawful extent) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

  2.8   OUTSTANDING NOTES.

      (a) Notes outstanding at any time are all the Notes authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8(a) as not outstanding. Except to the extent provided in Section 2.9, a Note does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Note.

      (b) If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.

      (c) If the Paying Agent (other than the Company or any Affiliate of the Company) holds on a Redemption Date, Repurchase Date or Maturity Date money sufficient to pay Notes payable on that date (or, if the Company acts as Paying Agent, if the Company has segregated and holds such money in trust in accordance with Section 2.4), then on and after that date, such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Note shall be deemed paid whether or not the Note is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the Redemption Price, Repurchase Price or principal amount, as applicable.

      (d) If a Note is converted in accordance with Article 13, then from and after the time of conversion on the Conversion Date, such Note will cease to be outstanding, and interest, including Additional Interest, if any, will cease to accrue on such Note.

  2.9 NOTES HELD BY THE COMPANY OR AN AFFILIATE. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

  2.10 TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

  2.11 CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel or dispose of all Notes surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 13.

  2.12 DEFAULTED INTEREST. If and to the extent the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Notes (the "Defaulted Interest"). The Company may pay the Defaulted Interest to the persons who are Holders on a subsequent special record date fixed by the Company (a "Defaulted Interest Special Record Date"). The Company shall fix such Defaulted Interest Special Record Date and payment date. At least 15 days before the Defaulted Interest Special Record Date, the Company shall mail to Holders a notice that states the Defaulted Interest Special Record Date, payment date and amount of interest to be paid.

  2.13 CUSIP NUMBERS. The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, any such statement may state that no representation is made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

  2.14 DEPOSIT OF MONEYS. Prior to 11:00 A.M., New York City time, on each Interest Payment Date, Maturity Date, Redemption Date and Repurchase Date, the Company shall have deposited with a Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date and Repurchase Date, as the case may be, in a timely manner that permits the

      Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date and Repurchase Date, as the case may be.

  2.15  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

      (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

            Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder.

      (b) Transfers of Global Notes shall be limited to transfers in whole, or in part, to the Depositary, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

      (c) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

      (d) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Restrictive Securities Legend (as defined).

      (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

  2.16  SPECIAL TRANSFER PROVISIONS.

      (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a
      QIB:

            (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Restrictive Securities Legend, if (A) the requested transfer is after the second anniversary of the issue date for the Notes; provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Notes or (B) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferor is a Participant seeking to transfer an interest in one Global Note to a transferee who will hold such interest in another Global Note, upon receipt by the Registrar of (A) written instructions given in accordance with the Depositary's and the Registrar's procedures and (B) the appropriate certificates and other documents, if any, required by clause (B) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (x) a decrease in the aggregate principal amount of the Global Note through which the transferor held such interest in an amount equal to the aggregate principal amount of the Notes to be transferred and
                  (y) an increase in the aggregate principal amount of the Global Note through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Notes to be transferred.

      (b) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred except as a whole or in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

      (c) RESTRICTIVE SECURITIES LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Restrictive Securities Legend. Upon the transfer, exchange or replacement of Notes bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Restrictive Securities Legend unless (i) the requested transfer is after the second anniversary of the issue date for the Notes (provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the issue date), (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto.

      (d) GENERAL. By its acceptance of any Note bearing the Restrictive Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Securities Legend and agrees that it will transfer such Note only as provided in this Indenture.

      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
      2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      (e) TRANSFERS OF NOTES HELD BY AFFILIATES. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the issue date for the Notes, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear the Restrictive Securities Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

  2.17  RESTRICTIVE SECURITIES LEGENDS.

      (a) Each Global Note and Physical Note that constitutes a Restricted Security shall bear the legend (the "Restrictive Securities Legend") as set forth in Exhibit B-1 on the face thereof until after the second anniversary of the later of (i) the issue date for the Notes, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

      (b) Each share of Common Stock that constitutes a Restricted Security shall bear the Restrictive Securities Legend as set forth in Exhibit B-2 on the reverse thereof until after the second anniversary of the later of
      (i) the issue date for such share of Common Stock, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such share of Common Stock (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

      (c) Each Global Note shall also bear the legend as set forth in Exhibit
      B-3.

3.    SATISFACTION AND DISCHARGE

  3.1   SATISFACTION AND DISCHARGE OF INDENTURE. When:

      (a) the Company shall deliver to the Trustee for cancellation all Notes previously authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously canceled; or

      (b) the Company shall deposit with the Trustee, within one year before the Notes have become due and payable, whether at stated maturity or any other Redemption Date, or within one year of the Notes being scheduled for conversion or otherwise, cash or shares of Common Stock, pursuant to
      Article 13, sufficient to pay all of the outstanding Notes and all other sums payable by the Company under this Indenture; and

and, in the case of either clause (1) or (2), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, except as to:

            (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes,

            (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and

            (iii) the rights, obligations and immunities of the Trustee hereunder;

and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Company shall reimburse the Trustee for all amounts due the Trustee under Section 4.8 and Section 5.7 and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

  3.2 DEPOSITED MONIES TO BE HELD IN TRUST. Subject to Section 3.3, all monies deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 13, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Additional Interest, if any). All monies deposited with the Trustee pursuant to Section 3.1 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request of the Company.

  3.3 RETURN OF UNCLAIMED MONIES. Anything contained herein to the contrary notwithstanding, and subject to any applicable law, any money held by the Trustee in trust for the payment and discharge of the principal, interest (including Additional Interest, if any) or premium, if any, on any of the Notes that remains unclaimed for two years after the date when each payment of such principal, interest and premium has become payable shall be repaid within sixty days of such date by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, interest (including Additional Interest, if any) and premium, if any, on such Notes. The Company may cause, or, if requested by the Company, the Trustee shall cause notice of such payment to the Company to be mailed to each Holder of a Note entitled thereto prior to such payment. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, interest (including Additional Interest, if any) or premium, if any, on of any of the Notes to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

4.    DEFAULTS AND REMEDIES

  4.1 EVENTS OF DEFAULT. An "Event of Default," wherever used herein, means any one of the following events so long as any Notes are outstanding (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) default in the payment of principal of (or premium, if any, on) any Note at its stated maturity, upon redemption or exercise of a Repurchase Right or otherwise;

      (b) default in the payment of interest or Additional Interest, if any, on any Note when due and payable and continuance of such default for a period of 30 days;

      (c) default in the performance or breach of any term, covenant or agreement of the Company in this Indenture (other than a term, covenant or agreement, a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4.1) or under the Notes and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

      (d) a failure by the Company or any of its Significant Subsidiaries to pay when due, either at maturity or upon acceleration, any Indebtedness in excess of $15 million principal amount under any bond, debenture, note or other evidence of Indebtedness for money borrowed of the Company or any such Significant Subsidiary, if such Indebtedness is not discharged, and the acceleration of such Indebtedness is not waived, cured, rescinded or annulled, within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

      (e) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or
      (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

      (f) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or

      (g) failure by the Company to provide the notice required under this Indenture upon a Designated Event.

  4.2   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

      (a) If an Event of Default with respect to outstanding Notes (other than an Event of Default with respect to the Company specified in Section 4.1(e) or 4.1(f)) occurs and is continuing and has not been cured or waived in accordance with this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company specifying such Event of Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

      (b) If an Event of Default with respect to the Company specified in
      Section 4.1(e) or 4.1(f) occurs, all unpaid principal and accrued and unpaid interest (including Additional Interest, if any) on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

      (c) The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or (b) by the adoption of a resolution by Holders of a majority in aggregate principal amount of the outstanding Notes represented at a meeting of Holders at which a quorum (as prescribed in Section 8.4) is present, may rescind and annul an acceleration and its consequences if:

            (i) all existing Events of Default, other than the nonpayment of principal of or interest (including Additional Interest, if any) on the Notes that have become due solely because of the acceleration, have been remedied, cured or waived, and

            (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

      provided, however, that in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 4.1(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have waived, cured, rescinded or annulled their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or waiver, cure, rescission or annulment as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within

      30 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred during such 30-day period that has not been cured or waived during such period.

  4.3 OTHER REMEDIES. If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may, in its discretion, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes. The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

  4.4 WAIVER OF PAST DEFAULTS. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.4) is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

            (i) in the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note (provided, however, that subject to Section 4.7, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

            (ii)  in respect of a covenant or provision hereof that, under
                  Section 7.2, including Section 7.2(g), cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

  4.5 CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

      (a)   conflicts with any law or with this Indenture;

      (b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

      (c)   may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

  4.6 LIMITATION ON SUIT. No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

      (a) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

      (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

      (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

      (d) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

      (e) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the outstanding Notes (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture); provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder (including conversion rights) or to obtain preference or priority over another Holder.

  4.7 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest including Additional Interest, if any, on such Note on the stated maturity expressed in such Note, in the case of redemption, on the Redemption Date, and in the case of the exercise of a Repurchase Right, on a Repurchase Date, and to bring suit for the enforcement of any such payment on or after such respective dates, and such right shall not be impaired or affected without the consent of such Holder.

  4.8 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE TRUSTEE. The Company covenants that if:

      (a) a default is made in the payment of any interest (including Additional Interest, if any) on any Note when such interest (including Additional Interest, if any) becomes due and payable and such default continues for a period of 30 days; or

      (b) a default is made in the payment of the principal of or premium, if any, on any Note at the maturity thereof,

      the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to
      Section 4.2) on such Notes for principal and premium, if any, and interest (including Additional Interest, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Additional Interest, if any), calculated using the applicable interest rate specified in Section 2.1(c), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

4.9 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or its property or creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Additional Interest, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

      (a) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Additional Interest, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

      (b) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.7.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

4.10 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

4.11 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or repayment of mutilated, destroyed, lost or stolen Notes in
Section 2.7(d), no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.12 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders of Notes, as the case may be.

4.13 APPLICATION OF MONEY COLLECTED. Subject to Article 12, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Additional Interest, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST: To the payment of all amounts due the Trustee under Section 5.7;

      SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest (including Additional Interest, if any), respectively; and

      THIRD: Any remaining amounts shall be repaid to the Company.

  4.14 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note on or after the stated maturity expressed in such Note (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Note in accordance with Article 13.

  4.15 WAIVER OF STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.    THE TRUSTEE

  5.1   DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.5.

      (d) Every provision of this Indenture that in any way relates to the Trustee in any of its roles hereunder is subject to the provisions of this
      Section 5.1.

      (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

5.2   RIGHTS OF TRUSTEE.

      (a) Subject to Section 5.1, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Company Order and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution.

      (d) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel of the Company shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

      (f) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

      (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 9. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.1(a) and 4.1(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under
      Article 10 (other than Sections 9.4 and 9.7) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates of the Company).

      (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and its directors, officers, employees and each agent, custodian and other Person employed to act hereunder.

      (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      (k) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers.

      (l) No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

      (m) The Trustee shall have no duty to monitor or inquire as to the performance of the Company or Holders with respect to the Registration Rights Agreement. The Trustee shall not be deemed to have knowledge of a Registration Default unless a Responsible Officer shall have received written notification of such event.

  5.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 5.10 and 5.11.

  5.4 TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes; and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

  5.5 NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of Holders.

  5.6   REPORTS BY TRUSTEE TO HOLDERS.

      (a) Within 60 days after each June 15 beginning with May 15, 2006, the Trustee shall mail to each Holder if required by TIA Section 313(a) a brief report dated as of such May 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b) and Section 313(d).

      (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

  5.7   COMPENSATION AND INDEMNITY.

      (a) The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

      (b) The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

      (c) To secure the Company's payment obligations in this Section 5.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Notes.

      (d) The indemnity obligations of the Company with respect to the Trustee provided for in this Section 5.7 shall survive any resignation or removal of the Trustee.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

  5.8   REPLACEMENT OF TRUSTEE.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 5.8.

      (b) The Trustee may resign by so notifying the Company in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

            (i)   the Trustee fails to comply with Section 5.10;

            (ii)  the Trustee is adjudged a bankrupt or an insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv)  the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

      (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee fails to comply with Section 5.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 5.7.

5.9 SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

5.10 ELIGIBILITY; DISQUALIFICATION. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (on a consolidated basis with its Affiliates) of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

5.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

6. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

6.1 COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS. The Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets (in one transaction or a series of related transactions), to any Person, unless:

      (a) either (A) the Company shall be the resulting, surviving or transferee Person (the "Successor Company") or (B) the Successor Company (if other than the Company) (i) shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia (provided that if, as a result of such consolidation, merger, conveyance, transfer or lease, the Notes would be convertible into Capital Stock of a Person other than the Company, then such other Person shall be for United States federal income tax purposes an association taxable as a corporation) and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations for the due and punctual payment of the principal of (and premium and Additional Interest, if any) and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 13.11;

      (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

      (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article.

6.2 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company to any Person in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person that shall theretofore become such in the manner described in Section 6.1), except in the case of a lease to another Person, shall be discharged of all obligations and covenants under this Indenture and the Notes.

7. AMENDMENTS, SUPPLEMENTS AND WAIVERS

7.1 WITHOUT CONSENT OF HOLDERS OF NOTES. Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution or Board Resolutions, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

      (a) add to the covenants of the Company for the benefit of the Holders of Notes;

      (b) surrender any right or power herein conferred upon the Company;

      (c) make provision with respect to the conversion rights of Holders of Notes pursuant to Section 13.11;

      (d) provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6;

      (e) increase the Conversion Rate, provided, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders;

      (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

      (g) make any changes or modifications to this Indenture necessary in connection with the registration of any Notes and the shares of Common Stock to be delivered upon conversion of any Notes under the Securities Act as contemplated in the Registration Rights Agreement, provided, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company and the Trustee, adversely affect the interests of the Holders in any material respect;

      (h) cure any ambiguity, or correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective, or make any other provisions with respect to matters or questions arising under this Indenture that the Company and the Trustee may deem necessary or desirable and that shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company and the Trustee, adversely affect the interests of the Holders in any material respect;

      (i) add or modify any other provisions with respect to matters or questions arising under this Indenture that the Company and the Trustee may deem necessary or desirable and that shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders; or

      (j) comply with the procedures of the Depositary.

7.2 WITH CONSENT OF HOLDERS OF NOTES. Except as provided below in this Section 7.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 8.4) is present, by the Holders of a majority in aggregate principal amount of the outstanding Notes represented at such meeting.

      Without the written consent or the affirmative vote of each Holder so affected, an amendment, modification or waiver under this Section 7.2 may not:

      (a) change the maturity of the principal of, or any installment of interest (including Additional Interest, if any) on, any Note;

      (b) reduce the principal amount of, or premium, if any, or interest (including Additional Interest, if any) on, any Note;

      (c) change the currency of payment of principal of, premium, if any, or interest (including Additional Interest, if any) on, any Note;

      (d) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

      (e) modify the obligations of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

      (f) amend the Repurchase Right after the occurrence of a Designated Event or the right to convert any Note in a manner adverse to the Holders; provided, however, that the execution of a supplemental indenture solely to permit a successor Person to assume the Company's obligations under the Notes shall not be deemed to be adverse to the Holders;

      (g) modify the redemption provisions of this Indenture in a manner adverse to the Holders;

      (h) reduce the percentage of aggregate principal amount of Notes outstanding necessary to waive a default or amend or modify this Indenture, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

      (i) reduce the requirements of Section 8.4 for quorum or voting, or reduce the percentage of aggregate principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for any Act of Holders of Notes under this Section 7.2 to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

7.3 COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

7.4 REVOCATION OF CONSENTS AND EFFECT OF CONSENTS OR VOTES. Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

      An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (i) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder of a Note that has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.

      The Company may, but shall not be obligated to, fix a special record date (a "Special Record Date") for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Special Record Date shall be not more than 30 days prior to the first solicitation of such consent. If a Special Record Date is fixed, then notwithstanding the proviso in the first paragraph of this Section 7.4, those Persons who were Holders at such Special Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Special Record Date. No such consent shall be valid or effective for more than 90 days after such Special Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

7.5 NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note:

      (a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

      (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

7.6 TRUSTEE TO SIGN AMENDMENT, ETC. The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

8. MEETING OF HOLDERS OF NOTES

8.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

8.2 CALL NOTICE AND PLACE OF MEETINGS.

      (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 8.1, to be held at such time and at such place in The City of New York as the Trustee may determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 15.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

      (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 8.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

8.3 PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

8.4 QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

      At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of outstanding Notes represented and voting at such meeting.

      Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section 8.4 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

8.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

      (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.3 and the appointment of any proxy shall be proved in the manner specified in Section 8.3. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.3 or other proof.

      (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 8.2(b), in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

      (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

      (d) Any meeting of Holders of Notes duly called pursuant to Section 8.2 at which a quorum (as prescribed in Section 8.4) is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

8.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 and, if applicable, Section 8.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

9. COVENANTS

9.1 PAYMENT OF NOTES.

      (a) The Company shall pay all amounts due with respect to the Notes on the dates and in the manner provided in this Indenture and the Notes. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.4) on that date money sufficient to pay the amount then due with respect to the Notes.

      (b) The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes.

      (c) If Additional Interest is payable by the Company, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest per $1,000 principal amount of the Notes that is payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

9.2 MAINTENANCE OF OFFICE OR AGENCY.

      (a) The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      (c) The Company hereby designates the office of U.S. Bank Trust National Association, an Affiliate of the Trustee at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services, as an agency of the Company in accordance with Section 2.3.

9.3 REPORTS.

      (a) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the Notes or the shares of Common Stock issuable upon conversion of the Notes are "restricted securities" within the meaning of the Securities Act, the Company shall, upon request, provide to any Holder or beneficial owner of Notes or prospective purchaser of Notes that so requests the information required to be delivered pursuant to Rule 144A(d)(4). Whether a Person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

      (b) The Company will comply with the provisions of TIA Section 314(a).

      (c) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other financial reports, if any, that the Company may be required to file with the SEC pursuant to Section 12 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of
      Section 12 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with such quarterly and annual reports and other financial reports, if any, that the Company furnishes to its shareholders or stockholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

9.4 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2005) of the Company an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Notes. If such signers do know of any such Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and its status.

9.5 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

9.6 CORPORATE EXISTENCE. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their respective subsidiaries in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of their respective Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.

9.7 NOTICE OF DEFAULT. In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.

10. MAKE WHOLE PREMIUM

10.1 MAKE WHOLE PREMIUM.

      (a) Subject to Section 10.2, if a Holder elects to convert its Notes in connection with a Change in Control at any time during the period beginning 15 calendar days prior to the date announced by the

      Company as the anticipated date on which such Change in Control will become effective through and including the date that is 15 calendar days after the Effective Date for such Change in Control, the Company will increase the number of shares of Common Stock issuable upon conversion of each Note by a number of additional shares equal to the Make Whole Premium for such Change in Control.

      (b) The consideration to be received pursuant to the Make Whole Premium shall be equal to either (i) if a Holder's Notes are surrendered for conversion prior to the Consideration Date, an additional number of shares of Common Stock calculated in accordance with Section 10.1(c) or (ii) if a Holder's Notes are surrendered for conversion on or after such Consideration Date, the kind or amount of cash, securities and other assets or property that such Holder would have received if it had held such number of additional shares in clause (i) above prior to such Consideration Date. The Make Whole Premium will be in addition to, and not in substitution for, any cash, securities, or other assets otherwise due to Holders of Notes upon conversion or repurchase.

      (c) The "Make Whole Premium," which is expressed as the number of additional shares of Common Stock per $1,000 principal amount of Notes to be converted pursuant to the table below (the "Make Whole Table") and based on the Share Price and the Effective Date, is as follows:

                   Make Whole Premium Upon a Change In Control
       (Number Of Additional Shares per $1,000 Principal Amount of Notes)

                                                      Effective Date
Share Price on   June, 29    July 1,    July 1,     July 1,    July 1,    July 1,     July 1,   July 1,
Effective Date     2005       2006        2007       2008       2009        2010       2011        2012
$6.16.........     27.06      27.06      27.06       27.06      27.06      27.06       27.06       0.00
$7.00.........     21.65      19.68      17.19       15.15      14.35       9.94       9.74        0.00
$8.00.........     17.13      15.01      12.13       8.77       8.10        2.99       2.87        0.00
$9.00.........     13.92      11.79       8.82       4.44       4.03        0.55       0.50        0.00
$10.00........     11.57      9.52        6.62       1.84       1.62        0.04       0.03        0.00
$12.50........     7.83       6.09        3.67       0.04       0.02        0.00       0.00        0.00
$15.00........     5.70       4.29        2.37       0.00       0.00        0.00       0.00        0.00
$17.50........     4.35       3.22        1.73       0.00       0.00        0.00       0.00        0.00
$20.00........     3.42       2.52        1.35       0.00       0.00        0.00       0.00        0.00
$25.00........     2.25       1.66        0.90       0.00       0.00        0.00       0.00        0.00
$30.00........     1.54       1.14        0.63       0.00       0.00        0.00       0.00        0.00
$40.00........     0.75       0.56        0.31       0.00       0.00        0.00       0.00        0.00
$50.00........     0.35       0.25        0.13       0.00       0.00        0.00       0.00        0.00

            (i) if the Share Price is between two share price amounts on the Make Whole Table or the Effective Date is between two dates on the Make Whole Table, the Make Whole Premium will be determined by straight-line interpolation between Make Whole Premium amounts set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year);

            (ii) if the Share Price is in excess of $50.00 (subject to adjustment as described in Section 10.3, the "Share Price Cap"), the Make Whole Premium shall be equal to zero shares of Common Stock;

            (iii) if the Share Price is less than $6.16 (subject to adjustment as described in Section 10.3, the "Share Price Threshold"), the Make Whole Premium shall be equal to zero shares of Common Stock;

            (iv) in no event shall the shares issuable upon conversion per $1,000 principal amount of Notes converted pursuant to Article 13 be in excess of 162.3376 shares of Common Stock (subject to adjustment as described in Section 10.3, the "Make Whole Shares Cap"); and

            (v) for purposes of this Section 10.1, the following terms shall have the respective meanings indicated: (A) "Effective Date" means the date that a Change in Control becomes effective; (B) "Consideration Date" means the earlier of (x) the Effective Date for the such Change in Control and (y) the record date for receiving distributions in connection with the transaction constituting such Change in Control; and (C) "Share Price" means the price paid per share of Common Stock in the transaction constituting such Change in Control, determined as follows: (1) if holders of shares of Common Stock receive only cash in the transaction constituting such Change in Control, the Share Price shall equal the cash amount paid per share of Common Stock; and (2) in all other cases, the Share Price shall equal the average Closing Price of the Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

      (d) On or prior to the Repurchase Date, the Company shall deposit with the Paying Agent a number or an amount of shares of Common Stock sufficient to pay the Make Whole Premium with respect to all the Notes to be repurchased on such date and all the Notes converted in connection with such Change in Control; provided that if such payment is made on the Repurchase Date, it must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

10.2 COMPANY'S OPTION TO PROVIDE FOR CONVERSION INTO SHARES OF ACQUIROR IN LIEU OF MAKE WHOLE PREMIUM.

      (a) If a Public Acquiror Change in Control occurs that would otherwise trigger the obligation of the Company to pay the Make Whole Premium pursuant to Section 10.1, the Company may elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquiror Change in Control, Holders of the Notes will be entitled to convert their Notes into a number of shares of Public Acquiror Common Stock by adjusting the Conversion Rate in effect immediately prior to such Effective Date by multiplying it by a fraction:

            (1)   the numerator of which will be the Share Price; and

            (2) the denominator of which will be the average of the Closing Prices of the Public Acquiror Common Stock for the five consecutive Trading Days ending on the Trading Day preceding such Effective Date.

      (b) The Company may elect to provide for the conversion of the Notes into shares of Public Acquiror Common Stock (and thus to be under no obligation to pay the Make Whole Premium) so long as: (i) the Public Acquiror Common Stock into which the Notes will be convertible is, subject to notification of issuance, listed on the principal United States securities exchange on which the issued and outstanding Public Acquiror Common Stock is listed or, if not so listed, approved for quotation on the Nasdaq National Market; (ii) the Public Acquiror Common Stock is registered under the Exchange Act, if required; (iii) the Public Acquiror Common Stock into which the Notes will be convertible is eligible for immediate resale in the public market by Persons other than Affiliates of the Company; (iv) any necessary qualification or registration under applicable state securities laws have been made (subject to the availability of any exemption from such qualification and registration requirements); and (v) if the acquiror in connection with such Public Acquiror Change in Control is not the issuer of the Public Acquiror Common Stock, then such issuer shall expressly assume all of the Company's obligations then remaining, if any, under the Registration Rights Agreement with respect to the registration of the Public Acquiror Common Stock thereunder.

      (c) If the conditions contained in clauses (i) through (v) of Section 10.2(b) are not satisfied on or prior to the Effective Date, the Company shall pay the Make Whole Premium in connection with such Change in Control to electing Holders as described under Section 10.1.

      (d) The Company shall give to all Record Holders and to the Trustee and the Paying Agent, in the manner provided in Section 15.2 on or before the tenth day after the Company has become aware of a Change in Control, a notice indicating the Company's intent to either (i) elect to adjust the Conversion Rate and related conversion obligation in accordance with this Section 10.2 or
      (ii) not to elect to adjust the Conversion Rate and related conversion obligation in accordance with this Section 10.2. Such notice shall be in the same form as required under Section 12.4 and shall include the amount and basis of calculation of the Make Whole Premium.

10.3 ADJUSTMENTS RELATING TO MAKE WHOLE PREMIUM. Each time that the Conversion Rate is adjusted by the Company pursuant to Section 13.4, (A) the Share Price Threshold, the Share Price Cap and each of the share prices set forth in the left hand column of the Make Whole Table shall be adjusted (rounded to the nearest cent) by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted and (B) the Make Whole Shares Cap and each of share amounts set forth in the body of the Make Whole Table shall be adjusted (rounded to the nearest one-ten thousandth (1/10,000) of a share) in the same manner as the Conversion Rate is adjusted pursuant to Section 13.4.

11. REDEMPTION OF NOTES

11.1 OPTIONAL REDEMPTION.

      (a) The Company shall not redeem the Notes at any time prior to July 6, 2008.

      (b) On or after July 6, 2008, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time (an "Optional Redemption") at the following redemption prices for the following periods:
      (i) prior to July 1, 2010, 100% of the principal amount of such Notes;
      (ii) on or after July 1, 2010 and prior to July 1, 2011, 101.250% of the principal amount of such Notes; (iii) on or after July 1, 2011 and prior to July 1, 2012, 100.625% of the principal amount of such Notes; and (iv) on July 1, 2012, 100% of the principal amount of such Notes, in each case payable in cash (the "Redemption Price"); provided, however, that (A) the Company may redeem the Notes pursuant to an Optional Redemption before July 1, 2010 only if the Closing Price of the Common Stock exceeds 130% of the then-current Conversion Price of the Notes for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which notice of such Optional Redemption is given pursuant to Section 11.4 and (B) the Company may not redeem the Notes pursuant to an Optional Redemption if the Company has failed to pay any interest on the Notes and such failure to pay is continuing or if the principal amount of the Notes has been accelerated.

      (c) The Company shall pay any interest on the Notes called for redemption pursuant to this Section 11.1 (including those Notes that are converted into shares of Common Stock after a Regular Record Date but prior to the Redemption Date) accrued but not paid to, but excluding, the Redemption Date. Such interest shall be paid to the Holder entitled to the Redemption Price; provided that if the Redemption Date is an Interest Payment Date, the Company shall pay the interest to the Holder of the Note at the close of business on the corresponding Regular Record Date.

11.2 NOTICE TO TRUSTEE. If the Company elects to redeem Notes pursuant to an Optional Redemption (such election to be evidenced by a Board Resolution), it shall notify the Trustee at least 35 but no more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of such intended Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.

11.3 SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the particular Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof from outstanding Notes by lot, on a pro rata basis or otherwise in accordance with the applicable procedures of the Depositary, or in accordance with any other method the Trustee considers fair and appropriate. Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Notes to be redeemed or any integral multiple thereof.

      If any Note selected for partial redemption pursuant to an Optional Redemption is converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption over the amount that such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes that have been converted during a selection of Notes to be redeemed pursuant to an Optional Redemption may be treated by the Trustee as outstanding for the purpose of such selection.

      The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption pursuant to an Optional Redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes that has been or is to be redeemed.

11.4 NOTICE OF REDEMPTION.

      (a) Notice of an Optional Redemption shall be given in the manner provided in Section 15.2 to the Holders of Notes to be redeemed. Such notice shall be given not less than 20 or more than 60 days prior to the Redemption Date. All notices of an Optional Redemption shall state:

            (i)   the Redemption Date;

            (ii) the Redemption Price and interest accrued and unpaid to the Redemption Date, if any;

            (iii) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes that will be outstanding after such partial redemption;

            (iv) that on the Redemption Date the Redemption Price and, as provided in Section 11.1(c), interest accrued and unpaid to, but excluding, the Redemption Date, and Additional Interest, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

            (v) the Conversion Price then in effect, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

            (vi) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any;

            (vii) the CUSIP number of the Notes; and

            (viii) the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.6, and shall specify the serial numbers and the portions thereof called for redemption.

      (b) Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

11.5 EFFECT OF NOTICES OF REDEMPTION.

      (a) Notice of redemption having been given as provided in Section 11.4, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (and, as provided in Section 11.1(c), accrued interest and Additional Interest, if any, to but excluding, the Redemption Date) and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest and Additional

      Interest, if any; provided that the Company may specify in such notice conditions to the redemption of the Notes that must be met on or prior to the Redemption Date, including the receipt of proceeds from concurrent equity or other financings, in which case the Redemption Date shall not occur, and the Notes to be redeemed shall not be due and payable at the Redemption Price, until such conditions are satisfied. The Company shall give, or instruct the Trustee to give, notice to the Holders of any failure to satisfy such conditions prior to the Redemption Date. Upon surrender of any such Note for redemption in accordance with such notice (including the satisfaction of all applicable conditions), such Note shall be paid by the Company at the Redemption Price (and, as provided in Section 11.1(c), Additional Interest and accrued interest, if any, to but excluding the Redemption Date); provided, however, that the installments of interest on Notes with an Interest Payment Date prior to or on the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.6.

      (b) If any Note called for redemption shall not be so paid when due upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date, as the case may be, at the interest rate set forth on the Note.

11.6 DEPOSIT OF REDEMPTION PRICE. On or before 11:00 a.m. Eastern Time on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest and Additional Interest, if any, on all the Notes to be redeemed on that Redemption Date other than any Notes called for redemption on that date that have been converted prior to the date of such deposit.

      If any Note called for redemption is converted prior to the Redemption Date, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the third paragraph of Section 2.1(c)) be paid to the Company on request of the Company or, if then held by the Company, shall be discharged from such trust.

11.7 NOTES REDEEMED IN PART. Any Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

11.8 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any such Notes called for redemption by entering into an agreement with one or more investment banks or other purchasers (the "Purchasers") to purchase all or a portion of such Notes by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price (together with accrued interest to the Redemption Date, including Additional Interest, if any) of such Notes. Notwithstanding anything to the contrary contained in this Article 11, the obligation of the Company to pay the Redemption Price (together with accrued interest to the Redemption Date, including Additional Interest, if any) shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption
Date), any Notes called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any such agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in this Article
11) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such Purchasers, including the reasonable costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of such claim or liability.

12. REPURCHASE OF NOTES

12.1 REPURCHASE AT THE OPTION OF THE HOLDER UPON A DESIGNATED EVENT.

      (a) In the event that a Designated Event shall occur at any time prior to the Maturity Date, then each Holder shall have the right (a "Repurchase Right"), at such Holder's option, to require the Company to repurchase, and upon the exercise of such Repurchase Right the Company shall repurchase, such Holder's Notes, in whole or in part, of U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof or the entire principal amount of the Notes held by any Holder (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to U.S. $1,000 or integral multiples of U.S. $1,000 in excess thereof), on the date specified by the Company (a "Repurchase Date") that is 30 Business Days after the date of a Company Notice (as defined in Section 12.4) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, such Repurchase Date (the "Repurchase Price"). If the Designated Event is a Termination of Trading, the Repurchase Price will be paid in cash. If the Designated Event is a Change in Control, the Company shall pay the Repurchase Price in accordance with Sections 12.2 and 12.3 herein.

      (b) To exercise a Repurchase Right, a Holder shall deliver to the Company or its designated agent (i) prior to the close of business on a Repurchase Date specified in the Company Notice, written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered, subject to Section 2.16) and a statement that an election to exercise such Repurchase Right is being made thereby (a "Repurchase Notice") and (ii) the Notes with respect to which such Repurchase Right is being exercised duly endorsed for transfer (or, if any Note is not certificated, such Repurchase Notice must comply with Depositary procedures). The Company shall pay or deposit funds with the Paying Agent in the amount of the Repurchase Price for the Notes to be repurchased promptly following the later of (x) the Repurchase Date and
      (y) the time of book-entry transfer or delivery of the Notes.

      (c) The Paying Agent shall promptly notify the Company of the receipt by it of a Repurchase Notice.

      (d) Any repurchase by the Company contemplated pursuant to the provisions of this Section 12.1 shall be consummated by the delivery from the Company to the Paying Agent of the consideration to be received by the Holder on the Trading Day immediately following a Repurchase Date.

12.2 COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE UPON THE OCCURRENCE OF A CHANGE IN CONTROL.

      (a) The Notes to be repurchased by the Company on any Repurchase Date pursuant to Section 12.1 upon the occurrence of a Change in Control may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 12.2(e). The Company shall designate in its Company Notice whether the Company will purchase the Notes for cash or shares of Common Stock or, if a combination thereof, the percentage of the Repurchase Price that it will pay in cash and the percentage that it will pay in shares of Common Stock; provided that the Company will pay cash for accrued and unpaid interest and for fractional interests in shares of Common Stock in an amount based upon 95% of the Market Price of such fractional shares. For purposes of determining the amount of any fractional interests, all Notes subject to repurchase held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

      (b) Each Holder whose Notes are repurchased upon the occurrence of a Designated Event that constitutes a Change in Control shall receive the same percentage of cash or shares of Common Stock in payment of the Repurchase Price for such Notes as any other Holder whose Notes are repurchased, except (i) as provided in Section 12.2(a) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, or because the conditions to purchasing the Notes for shares of Common Stock set forth in Section 12.2(e) have not been satisfied, the Company may purchase the Notes of such Holder or Holders for cash.

      (c) At least three Business Days before the date of any Company Notice (unless a shorter period shall be satisfactory to the Trustee), the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i)   the manner of payment selected by the Company;

            (ii)  the information required to be included in such Company
                  Notice;

            (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 12.2(e) have been or will be complied with; and

            (iv) whether the Company desires the Trustee to give such Company Notice required.

      (d) If the Company elects to pay the Repurchase Price, or any percentage thereof, with respect to a Repurchase Date in shares of Common Stock, the number of shares of Common Stock to be delivered with respect to each $1,000 principal amount of Notes shall be equal to the quotient obtained by dividing (i) the dollar amount of the Repurchase Price (not including any accrued and unpaid interest) to be paid in shares of Common Stock by
      (ii) 95% of the Market Price with respect to such Repurchase Date, provided that no fractional shares will be delivered.

      (e) The Company's right to elect to pay some or all of the Repurchase Price with respect to a Repurchase Date by delivering shares of Common Stock shall be conditioned upon:

            (i) the listing of such shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, approved for quotation on the Nasdaq National Market or any similar U.S. system of automated dissemination of quotations of securities prices;

            (ii) such shares of Common Stock being eligible for immediate resale in the public market by non-affiliates of the Company;

            (iii) the registration of such shares of Common Stock under the
                  Exchange Act, if required;

            (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

            (v) the receipt by the Trustee of an Officers' Certificate stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price, will be validly issued, fully paid and non-assessable and free from preemptive rights and free of any lien or adverse claim, (C) each of the conditions in clauses (i) through (iv) above has been satisfied; and

            (vi) the receipt by the Trustee of an Opinion of Counsel stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price, will be validly issued, fully paid and non-assessable and free from preemptive rights under the Company's Certificate of Incorporation and By-laws and the Delaware General Corporation Law and (C) the conditions in clauses (ii), (iii) and (iv) above have been satisfied.

            If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on a Repurchase Date, the Company shall pay the entire Repurchase Price of the Notes of such Holder or Holders in cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except as set forth in the preceding sentence.

            Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Notes, the Company shall be required to disseminate a Press Release containing this information.

      (f) All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free from preemptive rights and free of any lien or adverse claim.

      (g) If a Holder is paid some or all of the Repurchase Price with respect to such Holder's Notes in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock; provided that the Holder shall pay any such tax that is due because the Holder requests the Common Stock to be issued in a name other than that of the Holder. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

12.3 NOTICE OF OPTIONAL REPURCHASE TO BE PROVIDED BY THE COMPANY.

      (a) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, on or before the 10th day after the Company becomes aware of the occurrence of a Designated Event, the Company shall give to all Holders of Notes and to the Trustee, in the manner provided in Section 15.2, notice (the "Company Notice") of the occurrence of the Designated Event and of the Repurchase Right set forth herein arising as a result thereof.

      (b) Each Company Notice shall state:

            (i)   the Repurchase Date;

            (ii)  the date by which the Repurchase Right must be exercised;

            (iii) whether the Designated Event is a Termination of Trading or a
                  Change in Control;

            (iv)  the Repurchase Price;

            (v) if the Designated Event is a Change in Control and involves a Public Acquiror Change in Control, whether the Company elects to pay the Make Whole Premium, as provided in Section 10.2;

            (vi) if the Designated Event is a Change in Control and the Company must, or in the case of a Public Acquiror Change in Control elects, to pay the Make Whole Premium, the proportion of the Make Whole Premium to be paid in cash and shares of Common Stock and the method of calculating the Market Price of such Common Stock;

            (vii) if the Designated Event is a Change in Control and the Company
                  elects to pay the Repurchase Price, or a specified percentage thereof, in shares of Common Stock, the election to so pay in Common Stock and the percentage that shall be paid in Common Stock;

            (viii) a description of the procedure that a Holder must follow to exercise a Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the Repurchase Price;

            (ix) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon will cease to accrue on and after such date;

            (x) the Conversion Rate then in effect and the place or places where such Notes may be surrendered for conversion; and

            (xi) the place or places that the Note certificate with the election of Holder to require repurchase as specified in form of Global Note shall be delivered.

      (c) No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

      (d) If any of the foregoing provisions or other provisions of this Article 12 are inconsistent with applicable law, such law shall govern.

12.4 NOTICE OF WITHDRAWAL. A Holder may withdraw any Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent prior to the close of business on a Repurchase Date (a "Withdrawal Notice"). A Withdrawal Notice must state:

      (a) the principal amount of the withdrawn Notes;

      (b) if certificated Notes have been issued, the certificate number of the withdrawn Notes (or, if the Notes are not certificated, such Withdrawal Notice must comply with appropriate Depositary procedures); and

      (c) the principal amount, if any, that remains subject to a Repurchase Notice.

12.5 PAYMENT OF THE REPURCHASE PRICE.

      (a) Payment of the Repurchase Price for a Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Note, together with necessary endorsements, to the Paying Agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the Paying Agent, at any time after delivery of such Repurchase Notice. The Company shall pay or deposit funds or deliver shares of Common Stock, as the case may be, with the Paying Agent in the amount of the Repurchase Price for the Note promptly following the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or delivery of the Note.

      (b) If the Paying Agent holds money or shares of Common Stock, as the case may be, sufficient to pay the Repurchase Price of the Notes on the Repurchase Date, then, on and after the Business Day immediately following such Repurchase Date:

            (i)   the Notes will cease to be outstanding;

            (ii) interest will cease to accrue in respect of any date from and after such Repurchase Date; and

            (iii) all other rights of the Holder will terminate, other than the right to receive the Repurchase Price upon delivery of the Notes.

      (c) This will be the case whether or not book-entry transfer to the Notes has been made or the Notes have been delivered to the Paying Agent. Installments of interest that mature on or prior to a Repurchase Date shall be payable in cash to the Holders of such Notes registered as such at the close of business on the relevant Regular Record Date.

13. CONVERSION OF NOTES

13.1 CONVERSION RIGHT AND CONVERSION PRICE.

      (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any outstanding Note or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to adjustment, as described below. Such conversion right shall expire at the close of business on the Business Day immediately preceding July 1, 2012 unless the Notes or a portion thereof have been previously called for redemption or repurchase. A Note for which a Holder has delivered a Repurchase Notice pursuant to Article 12 may be surrendered for conversion only if such notice is withdrawn in accordance with Article 12.

      (b) The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially equal to 135.3180 shares of Common Stock per $1,000 principal amount of Notes. The Conversion Price of the Notes (the "Conversion Price") shall be equal to $1,000 divided by the Conversion Rate, which shall initially be equal to approximately $7.39 per share of Common Stock. The Conversion Rate shall be adjusted in certain instances as provided in Section 13.4.

      (c) In case a Note or portion thereof is called for repurchase or redemption, such conversion right in respect of the Note or the portion so called shall expire at the close of business on the Business Day immediately preceding a Repurchase Date or a Redemption Date, unless the Company defaults in making the payment due upon repurchase or redemption. In the case of a Change in Control for which the Holder exercises its Repurchase Right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding such Repurchase Date.

13.2 EXERCISE OF CONVERSION RIGHT. In order to exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent; and pay the funds, if any, required by this Section 13.2 and any transfer taxes if required pursuant to Section 13.8.

      In order to exercise the conversion right with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in the City of New York or, at the option of such Holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled "Conversion

Notice" on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 13.2. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to
Section 13.8.

      As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 9.2, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof equal to (A) the aggregate principal amount of the Notes to be converted divided by 1,000, multiplied by (B) the Conversion Rate in effect on the Conversion Date and (ii) cash or a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 13.3, subject to a Holder's ability to receive cash, securities and other assets or property in accordance with Section 10.1(b) hereof.

      Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 13.2 have been satisfied as to such Note (or portion thereof) (the "Conversion Date"), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.

      To the extent provided in Section 2.1, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Note whose maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Additional Interest, if any, to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion, as well as any taxes or duties payable pursuant to Section 13.8. To the extent provided in Section 2.1, Notes
(i) for which overdue interest, if any, exists at the time of conversion with respect to such Notes or (ii) that have been called for redemption by the Company in a notice of redemption pursuant to Section 11.4 or that are submitted for repurchase by the Holder in a Repurchase Notice, and that are converted prior to redemption or repurchase, shall not require such concurrent payment to the Company upon surrender for conversion, if the Redemption Date or the Repurchase Date is after the Regular Record Date and on or prior to the corresponding Interest Payment Date and if converted during the time period set forth in this sentence, the Holders of such converted Notes shall be entitled to receive (and retain) any accrued interest on the principal of such surrendered Notes, and Additional Interest, if any (in the case of (i) above, however, only to the extent of such overdue interest).

      A Holder's right to convert any Note that has been called for redemption in a notice of redemption pursuant to Section 11.4 or that is submitted for repurchase by such Holder in a Repurchase Notice will terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date for such Note, unless the Company defaults in making the payment due upon such redemption or repurchase. In addition, if a Holder has exercised its right to require the Company to repurchase its Notes in connection with a Designated Event, such Holder may convert such Notes into shares of Common Stock only if such Holder withdraws its notice and converts its Notes before the close of business on the Business Day immediately preceding the Repurchase Date.

      Notes shall be deemed to have been converted immediately prior to 5:00 P.M. Eastern Time on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 13.3.

      Upon the conversion of an interest in a Global Note, the Conversion Agent, or the Trustee, as custodian for the Depositary, at the direction of the Conversion Agent, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent.

      Except for accrued and unpaid interest payable through a Regular Record Date with respect to a Note converted after such Regular Record Date but prior to the corresponding Interest Payment Date, upon the conversion of a Note, a Holder will not receive any cash payment of accrued and unpaid interest or Additional Interest, if any. Accrued and unpaid interest, and Additional Interest, if any, is deemed to be paid in full with the shares of Common Stock (together with the cash payment, if any in lieu of fractional shares) rather than cancelled, extinguished or forfeited.

      In the case of any Note that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

      If shares of Common Stock to be issued upon conversion of a Restricted Security, or Notes to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a Conversion Notice, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder of shares of Common Stock or Notes issued upon conversion of any Restricted Security not so accompanied by a properly completed certificate.

      The Company hereby initially appoints the Trustee as Conversion Agent.

13.3 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion.

13.4 ADJUSTMENT OF CONVERSION RATE. Each time that the Conversion Price is adjusted by the Company pursuant to this Section 13.4, the Conversion Rate shall be adjusted (rounded to the nearest one-ten thousandth) by multiplying the Conversion Rate by a fraction, the numerator of which is the Conversion Price immediately prior to such adjustment and the denominator of which is the Conversion Price as so adjusted.

      The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 13.4(g)) fixed for such determination; and

            (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

      Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 13.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 13.4(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period of not more than 60 days, shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 13.4(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

      Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors of the Company.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of shares of Common Stock any class of Capital Stock of the Company (other than any dividends or distributions to which Section 13.4(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights, warrants or convertible securities referred to in Section 13.4(c), (2) any stock, securities or other property or assets (including cash) distributed as dividends or distributions in connection with a reclassification, merger, combination, conveyance, consolidation bonding share exchange or sale to which Section 13.11 applies and (3) any dividends or distributions paid exclusively in cash (the securities described in foregoing are hereinafter in this Section 13.4(d) called the "securities"), then, in each such case, subject to the second paragraph of this Section 13.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 13.4(g)) with respect to such distribution by a fraction:

            (i) the numerator of which shall be the Current Market Price (determined as provided in Section 13.4(g)) on such date less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date); and

            (ii)  the denominator of which shall be such Current Market Price.

      Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

      If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 13.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 13.4(g) to the extent possible, unless the Board of Directors of the Company in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder. For purposes of any calculation under this Section 13.4(d) in which the distribution consists of Capital Stock of one or more Subsidiaries or other business units, if such Capital Stock is listed or quoted on the New York Stock Exchange or other national or regional exchange or market and Closing Prices are available during the relevant calculation period, the fair market value of such Capital Stock so listed or quoted shall be the average of the daily Closing Prices per share or unit of such Capital Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the "ex" date (as defined in Section 13.4(g)) with respect to the distribution requiring such computation, and for this purpose, such reduction shall become effective immediately prior to the opening of business on the day following such tenth Trading Day.

      Rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"):

                  (1) are deemed to be transferred with such shares of Common
            Stock;

                  (2) are not exercisable; and

                  (3) are also issued in respect of future issuances of shares of Common Stock,

            shall be deemed not to have been distributed for purposes of this
            Section 13.4(d) (and no adjustment to the Conversion Price under this Section 13.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 13.4(d);

                  (4) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                  (5) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

            For purposes of this Section 13.4(d) and Sections 13.4(a), 13.4(b) and 13.4(c), any dividend or distribution to which this Section 13.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of shares of Common Stock to which Section 13.4(c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 13.4(c) applies (or any combination thereof), shall be deemed instead to be:

                  (1) a dividend or distribution of the evidences of
            indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 13.4(a), 13.4(b) and 13.4(c) apply, respectively (and any Conversion Price reduction required by this Section 13.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 13.4(a), 13.4(b) and 13.4(c) with respect to such dividend or distribution shall then be made), except:

                  (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 13.4(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 13.4(b), and (z) as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 13.4(c); and

                  (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 13.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of shares of Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section
      13.11 applies or as part of a distribution referred to in Section 13.4(d)), then and in each such case, immediately after the close of business on the Record Date of such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

            (i) the numerator of which shall be equal to the Current Market Price on such Record Date less the full amount of such distribution, in each case, applicable to one share of Common Stock; and

            (ii) the denominator of which shall be equal to the Current Market Price on the Record Date.

      However, as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution, the Company may in lieu of the foregoing adjustment, make adequate provision so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

      (f) In case a tender or exchange offer made by the Company or any of its subsidiaries to all holders of shares of Common Stock for all or any portion of the shares of Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender or exchange offer that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Current Market Price of the shares of Common Stock beginning on the Trading Day next succeeding the Expiration Time; and

            (ii) the denominator shall be the sum of (x) the fair market value (determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
                  (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) as of the Expiration Time and the Current Market Price of the shares of Common Stock beginning on the Trading Day next succeeding the Expiration Time.

      Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 13.4(f) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 13.4(f).

      (g) For purposes of this Section 13.4, the following terms shall have the meanings indicated:

                        (1) "Current Market Price" shall mean the average of the
                  daily Closing Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of the date of determination and the day before the "ex" date (as defined below) with respect to the distribution requiring such computation; provided, however, that for purposes of any calculation under Section 13.4(d) in which the distribution consists of Capital Stock of one or more Subsidiaries or other business units, the Current Market Price shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the "ex" date with respect to the distribution requiring such computation. For purposes of this definition, "ex" date shall mean:

                  (A) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                  (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                  (C) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

                  Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
                  Section 13.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 13.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company;

                        (2) "fair market value" shall mean the amount that a
                  willing buyer would pay a willing seller in an arm's length transaction; provided, however, that for purposes of any calculation under Section 13.4(d) in which the distribution consists of Capital Stock of one or more Subsidiaries or other business units, if such Capital Stock is listed or quoted on the New York Stock Exchange or other national or regional exchange or market and Closing Prices are available during the relevant calculation period, the fair market value of such Capital Stock so listed or quoted shall be the average of the daily Closing Prices per share or unit of such Capital Stock for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the "ex" date (as defined in this Section 13.4(g)) with respect to the distribution requiring such computation; and

                        (3) "Record Date" shall mean, with respect to any
                  dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

      (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 13.4(a), (b), (c), (d), (e) or (f), as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

      To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors of the Company determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

      Notwithstanding the foregoing, any action taken under the two immediately preceding paragraphs shall be subject to approval of The Nasdaq Stock Market, Inc.

      Adjustment to the Conversion Price is not necessary if Holders may participate in the transactions otherwise giving rise to an adjustment on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate. Such participation is subject to acceptance by The Nasdaq Stock Market, Inc. In cases where the fair market value of the portion of assets, debt securities or rights, warrants or options to purchase securities of the Company applicable to one share of Common Stock distributed to shareholders exceeds the average sale price per share of Common Stock, or the average sale price per share of options on shares of Common Stock so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Price, a Holder, upon conversion of a Note, will be entitled to receive (in addition to the shares of Common Stock into which such Note is convertible) the kind and amounts of assets, debt securities or rights, options or warrants comprising the distribution that such Holder would have received if such Holder had converted such Note immediately prior to the record date for determining the shareholders entitled to receive such distribution.

            (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one-tenth of 1% in such price; provided, however, that any adjustments that by reason of this Section 13.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 13 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten-thousandth (1/10,000th) of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

      (i) In any case in which this Section 13.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 13.3.

      (j) For purposes of this Section 13.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      (k) To the extent that the Company has a share rights plan in effect upon conversion of Notes, the Holders of the Notes will receive, in addition to the shares of Common Stock into which the Notes are convertible, the rights under such rights plan, unless such rights have separated from the Common Stock at the time of such conversion, and, as a result, upon conversion of the Notes, the Holder of the Notes would not be entitled to receive such rights, then in such case the Conversion Price will be adjusted as described in this Section 13.4(d).

13.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 13.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; provided that the Trustee shall have no duty or obligation to verify the accuracy of the adjusted Conversion Price. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

13.6 NOTICE PRIOR TO CERTAIN ACTIONS.

      In case at any time after the date hereof:

      (a) the Company shall declare a dividend (or any other distribution) on shares of Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

      (b) the Company shall authorize the granting to the holders of shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

      (c) there shall occur any reclassification of the shares of Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

      (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 15.2, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

            (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

            (ii) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section 13.6.

13.7 COMPANY TO RESERVE COMMON STOCK. The Company shall at all times use its reasonable efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of Notes, the full number of fully paid and nonassessable shares of Common Stock then issuable upon the conversion of all outstanding Notes.

13.8 TAXES ON CONVERSIONS. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

13.9 COVENANT AS TO COMMON STOCK. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 13.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

13.10 CANCELLATION OF CONVERTED NOTES. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

13.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of following events occur, namely:

      (a) any reclassification or change of the outstanding shares of Common Stock (including a compulsory share exchange but other than changes resulting from a subdivision or combination), as a result of which holders of shares of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such shares of Common Stock;

      (b) any merger, consolidation, binding share exchange or combination of the Company with another corporation as a result of which holders of shares of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such shares of Common Stock; or

      (c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of shares of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such shares of Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Note shall be convertible into (i) the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) that the Holder thereof would have been entitled to receive upon such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance had such Notes been converted into shares of Common Stock immediately prior to such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance assuming such holder of shares of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance or (ii) if the Company elects, into Public Acquiror Common Stock (provided that, in the case of (i) above if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 13.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trustee shall be entitled to rely on an Opinion of Counsel as to whether any such supplemental indenture is required to and does comply with the TIA. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13. If, in the case of any such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in
Article 12.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 13.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

      If this Section 13.11 applies to any event or occurrence, then Section
13.4 shall not apply.

13.12 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS. The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist that may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article 13.

14. SUBORDINATION OF NOTES

14.1 NOTES SUBORDINATED TO SENIOR DEBT. Notwithstanding any other provision of this Indenture, the Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 14 and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Notes, and all payments in respect thereof, including Additional Interest and any payments on account of the Make Whole Premium, shall, to the extent set forth in this
Article 14, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts that constitute Senior Debt; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt.

      (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Notes are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest (including Additional Interest, if any) on the Notes.

      (b) In the event of any acceleration of Maturity of the Notes because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes or to acquire any of the Notes (including any redemption, conversion or cash repurchase pursuant to the exercise of the Repurchase Right or otherwise), and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.

      (c) In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes or to acquire any of the Notes (including any redemption, conversion or cash repurchase pursuant to the exercise of the Repurchase Right). The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

      (d) During the continuance of any event of default with respect to any Designated Senior Debt, as such event of default is defined under any such Designated Senior Debt or in any agreement pursuant to which any Designated Senior Debt has been issued (other than a default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of any Designated Senior Debt), permitting the holder or holders of such Designated Senior Debt to accelerate the maturity thereof (or in the case of any lease, permitting the landlord either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes for 179 days following notice in writing (a "Payment Blockage Notice") to the Company, from any holder or holders of such Designated Senior Debt or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Designated Senior Debt may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Designated Senior Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Debt; provided, however, if the maturity of such Designated Senior Debt is accelerated (or in the case of any lease, as a result of such event of default, the landlord under the lease has given the Company notice of its intention to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment may be made on the Notes until such Designated Senior Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Debt or such acceleration (or termination, in the case of a lease) has been cured or waived.

      (e) For purposes of this Section 14.1(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument which are continuing at the time of the event of default specified in such Payment Blockage Notice. The provisions of this Section 14.1(d) shall apply only to one such Payment Blockage Notice given in any period of 360 days with respect to any issue of Designated Senior Debt, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

      (f) In the event that, notwithstanding the foregoing provisions of Sections 14.1(a), 14.1(b), 14.1(c) and 14.1(d), any payment on account of principal, premium, if any, or interest (including Additional Interest, if any) on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

            (i) after the occurrence of an event specified in Section 14.1(a) or 14.1(b), then, unless all Senior Debt is paid in full in cash, or provision shall be made therefor;

            (ii) after the happening of an event of default of the type specified in Section 14.1(c), then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived; or

            (iii) after the happening of an event of default of the type specified in Section 14.1(d) and delivery of a Payment Blockage Notice, then, unless such event of default shall have been cured or waived or the 179-day period specified in
                  Section 14.1(d) shall have expired,

such payment (subject, in each case, to the provisions of Section 14.7) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Designated Senior Debt (unless an event described in Section 14.1(a), (b) or (c) has occurred, in which case the payment shall be held in trust for the benefit of, and shall be immediately paid over to all holders of Senior
Debt) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Designated Senior Debt or Senior Debt, as the case may be, may have been issued, as their interests may appear.

14.2 SUBROGATION. Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 14.1, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article 14 which otherwise would have been made to the holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Debt; provided, however, that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

14.3 OBLIGATION OF THE COMPANY IS ABSOLUTE AND UNCONDITIONAL. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

14.4 MATURITY OF OR DEFAULT ON SENIOR DEBT. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest (including Additional Interest, if any) is made upon the Notes.

14.5 PAYMENTS ON NOTES PERMITTED. Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes.

14.6 EFFECTUATION OF SUBORDINATION BY TRUSTEE. Each Holder of Notes, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

      Upon any payment or distribution of assets of the Company referred to in this Article 14, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

14.7 KNOWLEDGE OF TRUSTEE. Notwithstanding the provision of this Article 14 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Notes, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 14.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

14.8 TRUSTEE'S RELATION TO SENIOR DEBT. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing contained in this Article 14 shall apply to claims of or payments to the Trustee under or pursuant to Section 5.7.

      With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

14.9 RIGHTS OF HOLDERS OF SENIOR DEBT NOT IMPAIRED. No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

14.10 MODIFICATION OF TERMS OF SENIOR DEBT. Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee.

      No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.

14.11 CERTAIN CONVERSIONS NOT DEEMED PAYMENT. For the purposes of this Article 14 only:

      (a) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 13 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on Notes or on account of the purchase or other acquisition of Notes, and

      (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 14.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on such Security.

      (c) For the purposes of this Section 14.11, the term "junior securities" means:

            (i)   shares of any Common Stock; or

            (ii) other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article.

      (d) Nothing contained in this Article 14 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Notes, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 13.

15. OTHER PROVISIONS OF GENERAL APPLICATION

15.1 TRUST INDENTURE ACT CONTROLS. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

15.2 NOTICES. Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail or by overnight delivery service to the address set forth below:

      (a) if to the Company:

          Evergreen Solar, Inc.
          138 Bartlett Street
          Marlboro, Massachusetts 01752
          Attention:   Chief Financial Officer

          with a copy to:

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          Two Fountain Square
          Reston Tower Center
          11921 Freedom Drive, Suite 600
          Reston, Virginia 20190
          Attention: Robert Sanchez, Esq.

      (b) if to the Trustee:

          U.S. Bank National Association
          633 West Fifth Street, 24th Floor
          Los Angeles California 90071
          Attention: Corporate Trust Services (Evergreen Solar 4.375%
            Convertible Subordinated Notes due 2012)

      The Company the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar or, if the Holder is the Depositary, sent by facsimile or overnight delivery services. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

15.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

15.4 ACTS OF HOLDERS OF NOTES.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by:

                        (1) one or more instruments of substantially similar
                  tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

                        (2) the record of Holders of Notes voting in favor
                  thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 9; or

                        (3) a combination of such instruments and any such
                  record.

      Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of the Holders" of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 8.6.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner that the Trustee reasonably deems sufficient.

      (c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

      (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

15.5 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

15.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                        (1) a statement that each individual signing such
                  certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

                        (2) a brief statement as to the nature and scope of the
                  examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (3) a statement that, in the opinion of each such
                  individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                        (4) a statement as to whether, in the opinion of each
                  such individual, such condition or covenant has been complied with.

15.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

15.8 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company shall bind their successors and assigns, whether so expressed or not.

15.9 SEPARABILITY CLAUSE. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.10 BENEFITS OF INDENTURE. Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

15.11 GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.12 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

15.13 LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Repurchase Date or stated maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (including Additional Interest, if any) or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the stated maturity, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or stated maturity, as the case may be.

15.14 RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                       EVERGREEN SOLAR, INC.



                                       By: /s/ Richard G. Chleboski
                                           -------------------------------------
                                           Name:  Richard G. Chleboski
                                           Title: CFO

                                       U.S. BANK NATIONAL ASSOCIATION



                                       By: /s/ Paula Oswald
                                           -------------------------------------
                                           Name:  Paula Oswald
                                           Title: Vice President

                                    EXHIBIT A

                                  FORM OF NOTE

                                 [Face of Note]

    [INSERT RESTRICTIVE SECURITIES LEGEND AND GLOBAL NOTE LEGEND AS REQUIRED]

                              EVERGREEN SOLAR, INC.

                            [Certificate No. _______]

                  4.375% CONVERTIBLE SUBORDINATED NOTE DUE 2012

                             CUSIP NO. ____________

EVERGREEN SOLAR, INC., a corporation duly organized and existing under the laws of the State of Delaware, (the "COMPANY"), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of [dollar amount] ([$ AMOUNT]) [if this is a Global Note, then insert - (which principal amount may from time to time be increased or decreased to such other principal amounts (which when together with the principal amount of all other outstanding Notes, shall not exceed U.S. $90,000,000 aggregate principal amount at any time) by adjustments made on the records of the Trustee in accordance with the Indenture)] on July 1, 2012 and interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Debt as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates: July 1 and January 1, with the first payment to be made on January 1, 2006.

Record Dates: June 15 and December 15.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

IN WITNESS WHEREOF, EVERGREEN SOLAR, INC. has caused this instrument to be duly signed.

                                       EVERGREEN SOLAR, INC.

                                       By:_________________________________
                                       Name:
                                       Title:

Dated: _______________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: ________________________
    Authorized Signatory

Dated: ________________

                                [REVERSE OF NOTE]

                              EVERGREEN SOLAR, INC.

                  4.375% CONVERTIBLE SUBORDINATED NOTE DUE 2012

      1. INTEREST. EVERGREEN SOLAR, INC., a Delaware corporation, promises to pay interest on the principal amount of this Note at the initial rate shown above. The Company will pay interest semi-annually on July 1 and January 1 of each year, with the first payment to be made on January 1, 2006. Interest on the Notes will accrue at a rate of 4.375% per annum on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from June 29, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. MATURITY. The Notes will mature on July 1, 2012 ("MATURITY").

      3. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to the Company or its designated agent to collect the principal, Redemption Price, or Repurchase Price of the Notes. The Company will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Company will pay interest on the Notes by wire transfer of immediately available funds to The Depository Trust Company. With respect to Notes held other than in global form, the Company will make payments: (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder; or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, by wire transfer in immediately available funds.

      4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, U.S. Bank National Association, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company or any Affiliate of the Company may act as Paying Agent.

      5. INDENTURE. The Company issued the Notes under an Indenture dated as of June 29, 2005 between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured subordinated obligations of the Company limited to $90,000,000 aggregate principal amount, except as otherwise provided in the Indenture. Terms used herein that are defined in the Indenture have the meanings assigned to them in the Indenture.

      6. OPTIONAL REDEMPTION. On or after July 6, 2008, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time (an "OPTIONAL REDEMPTION") at the following redemption prices for the following periods: (i) prior to July 1, 2010, 100% of the principal amount of such Notes;
(ii) on or after July 1, 2010 and prior to July 1, 2011, 101.250% of the principal amount of such Notes; (iii) on or after July 1, 2011 and prior to July 1, 2012, 100.625% of the principal amount of such Notes; and (iv) on July 1, 2012, 100% of the principal amount of such Notes, in each case payable in cash (the "REDEMPTION PRICE"); provided, however, that (A) the Company may redeem the Notes pursuant to an Optional Redemption before July 1, 2010 only if the Closing Price of the Common Stock exceeds 130% of the then-current Conversion Price of the Notes for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which notice of such Optional Redemption is given and (B) the Company may not redeem the Notes pursuant to an Optional Redemption if the Company has failed to pay any interest on the Notes and such failure to pay is continuing or if the principal amount of the Notes has been accelerated. Notice of any such redemption by the Company will be given at least 30, but not more than 60, days before any Optional Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. The Company shall pay or deposit funds with the Paying Agent in the amount of the Redemption Price on or before the Trading Day immediately preceding the Redemption Date. If notice of such a redemption is provided and funds are paid or deposited as required, interest on and after the Redemption Date will cease to accrue on the Notes or portions of Notes called for such a redemption.

In the event that any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Notes are to be redeemed at the option of the Company, the Trustee shall select, by lot, on a pro rata basis or otherwise in accordance with the applicable procedures of the DTC, the Notes and portions of Notes to be redeemed. The Trustee may select for redemption Notes and portions of Notes of this series in amounts of whole multiples of $1,000 principal amount. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount.

      7. REPURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT. If a Designated Event (as set forth in the Indenture) shall occur at any time prior to Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or whole multiples thereof for a repurchase price equal to 100% of the principal amount of the Notes purchased plus accrued and unpaid interest to, but excluding, the Repurchase Date (the "REPURCHASE PRICE"), provided that such interest will be paid to the person who was the registered Holder at the close of business on the record date for the corresponding interest payment date. Notice of the occurrence and type of Designated Event and containing the information required to be set forth in such notice by the Indenture (the "REPURCHASE NOTICE"), including the date selected by the Company that is not less than 20 nor more than 30 Business Days after the date of the Repurchase Notice (the "REPURCHASE DATE"), shall be given by the Company to each Holder at such Holder's registered address, as well as to the Trustee, not more than 10 days after the Company has become aware of such an occurrence. Each Holder electing to require the Company to repurchase the Holder's Notes shall submit such information and documents as are required by the Indenture, to the Company or its designated agent on or before the close of business on the Repurchase Date and shall deliver (including by book-entry transfer) the Notes to be repurchased to the Company or its designated agent. If the Designated Event is a Termination of Trading, the repurchase price shall be paid in cash. If the Designated Event is a Change in Control, the repurchase price shall be paid, at the Company's option, in cash, by issuance and delivery of shares of Common Stock valued at a discount of 5% from the Market Price of the Common Stock or in any combination thereof, subject to the terms and conditions of the Indenture. In the event that a Holder submits Notes to be repurchased, the Company shall pay or deposit funds with the Paying Agent in the amount of the Repurchase Price on the Trading Day immediately following the Repurchase Date. If a Holder submits the required documentation for Notes to be repurchased and funds are paid or deposited as required, interest on and after the Repurchase Date will cease to accrue on the Notes or portions of Notes submitted for repurchase.

      8. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, a Holder is entitled until the close of business on the Business Day immediately preceding the Maturity Date, at its option, to convert any Notes that are whole multiples of $1,000 principal amount into shares of Common Stock (or, at the option of the Company, into cash or a combination of cash and shares of Common Stock) at the Conversion Rate in effect at the time of conversion, subject to the adjustments described below.

      The initial conversion rate is 135.3180 shares of Common Stock per $1,000 principal amount of Notes (subject to adjustment in the event of certain circumstances as specified in the Indenture, or an effective initial conversion price of approximately $7.39 per share (subject to adjustment in the event of certain circumstances as specified in the Indenture.

      If the conversion is in connection with a Change in Control, there shall, under certain circumstances, be added to the shares of Common Stock otherwise issuable upon conversion an additional number of shares of Common Stock as a Make Whole Premium as set forth in the Indenture. In the event that a Change of Control occurs that would otherwise trigger the obligation of the Company to pay the Make Whole Premium and the Change in Control constitutes a Public Acquiror Change in Control, the Company may elect instead to provide that the Notes become convertible into Public Acquiror Common Stock, subject to certain conditions as specified in the Indenture).

      The Company will deliver cash in lieu of any fractional share. Upon conversion, no payment or adjustment for any unpaid and accrued interest and additional interest, if any, on the Notes will be made, except in certain circumstances as specified in the Indenture. If a Holder surrenders a Note for conversion after the record date for the payment of interest but prior to the corresponding interest payment date, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest and additional interest, if any, thereon that has accrued and will accrue and be paid on the Notes being converted on the corresponding interest payment date, unless (1) the Notes have been called for redemption as described in the Indenture, (2) the Notes have been converted in connection with a Designated Event as described in the Indenture or (3) overdue interest, if any, exists at the time of conversion with respect to such Note, but only to the extent of such overdue interest.

      To convert a Note, a Holder must (1) with respect to any Note in certificated form, (A) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note and (B) surrender the Note to the Conversion Agent, (2) with respect to any interest in a Global Note, (A) complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and (B) deliver, or cause to be delivered, to the Conversion Agent by book-entry delivery the interest in such Global Note being converted, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay funds equal to the interest payable on the next interest payment date to which such Holder is not entitled, if any, (as provided in the last sentence of the above paragraph) and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

      Any shares issued upon conversion of a Note shall bear the Restrictive Securities Legend until after the second anniversary of the later of the issue date for the Notes (unless the Company determines otherwise in accordance with applicable law) or the last date on which the Company or any of its affiliates was the owner of such shares or the Note (or any predecessor notes) from which such shares were converted (or such shorter period of time) (the "Resale Restriction Termination Date").

      9. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt. Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Note selected for redemption in whole or in part, except the unredeemed portion of Notes to be redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of the Notes selected to be redeemed and in certain other circumstances provided in the Indenture.

      11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

      12. MERGER OR CONSOLIDATION. The Company shall not consolidate with, merge with or into, or convey, transfer, or lease all or substantially all of its assets (in one transaction or a series of related transactions) to any Person unless: (a) either (i) the Company shall be the resulting, surviving or transferee Person or (ii) the Successor Person (if other than the Company) shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia (provided that if, as a result of such consolidation, merger, conveyance, transfer or lease, the Notes would be convertible into Capital Stock of a Person other than the Company, then such other Person shall be for United States federal income tax purposes an association taxable as a corporation) and such Successor Person assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations under the Indenture and the Notes, including the conversion rights; (b) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and (c) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and the Notes.

      13. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be modified or amended with the consent or vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default may be waived with the consent or vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Indenture or the Notes may be modified or amended to cure any ambiguity or inconsistency, to comply with
Article 7 of the Indenture, to comply with Section 13.11 of the Indenture, to reduce the conversion price, to make any changes or modifications to the Indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Company in respect of the Notes, to add to covenants of the Company described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company.

      14. DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Sections 4.1(e) or 4.1(f) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Holders. The Company must furnish an annual compliance certificate to the Trustee.

      15. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in a Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive Additional Interest in certain circumstances, all as set forth in the Registration Rights Agreement.

      16. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

      17. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

      18. AUTHENTICATION. This Notes shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

            Evergreen Solar, Inc.
            138 Bartlett Street
            Marlboro, Massachusetts 01752
            Attention: Chief Financial Officer

                              [FORM OF ASSIGNMENT]

I or we assign to__________ (please print or type name and address) PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________ Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated: __________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion
Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

__________________________________

      In connection with any transfer of this Note occurring prior to the date that is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

[Check One]

      [ ]   (1) to the Company or any of its subsidiaries; or

      [ ]   (2) pursuant to and in compliance with Rule 144A under the
                Securities Act of 1933, as amended; or

      [ ]   (3) pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

      [ ]   (4) pursuant to an effective registration statement under the
                Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

[ ]   The transferee is an Affiliate of the Company. (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note for two years following the date of the transfer).

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (2) or (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: __________

Signed:

__________________________________
(Sign exactly as name appears on the
other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________

_________________________________
NOTICE: To be executed by an executive officer


                                CONVERSION NOTICE

To convert this Note into shares of Common Stock of the Company, check the box:
[ ]

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the share certificate made out in another person's name, fill in the form below:

(Insert other person's soc. sec. or tax I.D. no.)

(Print or type other person's name, address and zip code)

Date: __________

Signature(s):

_________________________________

_________________________________
(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

Signature:

_________________________________

                                   SCHEDULE A

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1).

      The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange   Amount of        Amount of        Principal        Signature or
                   decrease in      increase in      amount of this   authorized
                   Principal        Principal        Global Note      signatory of
                   amount of this   amount of this   following such   Trustee or
                   Global Note      Global Note      decrease (or     Note Custodian
                                                     increase)
----------------   --------------   --------------   --------------   --------------


----------------   --------------   --------------   --------------   --------------

(1) This is included in Global Notes only.

                                   EXHIBIT B-1

                     RESTRICTIVE SECURITIES LEGEND FOR NOTES

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE SHARES OF THE COMPANY'S COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENT THEREOF. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF THE COMPANY'S COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES
(I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS NOTE, ANY SHARES OF THE COMPANY'S COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.

                                   EXHIBIT B-2

                 RESTRICTIVE SECURITIES LEGEND FOR COMMON STOCK

"THIS SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE COMMON STOCK REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENT THEREOF. EACH PURCHASER HEREOF IS HEREBY NOTIFIED THAT THE SELLER HEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 4 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE COMMON STOCK REPRESENTED HEREBY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES
(I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITIES REPRESENTED HEREBY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS CERTIFICATE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THE SECURITIES REPRESENTED HEREBY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED BY THE ACCEPTANCE HEREOF TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT."

                                   EXHIBIT B-3

                               GLOBAL NOTE LEGEND

"THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                                    EXHIBIT C

          FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

EVERGREEN SOLAR, INC.
138 Bartlett Street
Marlboro, Massachusetts 01752

U.S. BANK NATIONAL ASSOCIATION
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: Corporate Trust Services (Evergreen Solar 4.375% Convertible
           Subordinated Notes due 2012)

Re: EVERGREEN SOLAR, INC. (the "COMPANY") 4.375% Convertible Subordinated Notes due 2012 (the "NOTES")

Ladies and Gentlemen:

Please be advised that _____________ has transferred $___________ aggregate principal amount of the Notes or _________ shares of Common Stock, par value $0.01 per share, of the Company issuable on conversion of the Notes ("COMMON STOCK") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or shares of Common Stock is named as a "SELLING SECURITY HOLDER" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Notes, or number of shares of Common Stock transferred are [a portion of] the Notes or shares of Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                       Very truly yours,

                                       (Name)


                                      D-1